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                                                                    EXHIBIT 23.3

                  [Letterhead of LINDQUIST & VENNUM P.L.L.P.]




                                August 21, 2000


Board of Directors
Wells Fargo & Company
420 Montgomery Street
San Francisco, CA 94163

         Re:   Form S-4 Registration Statement
               Wells Fargo & Company/Buffalo National Bancshares, Inc.

Dear Directors:

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Form S-4 Registration Statement of Wells Fargo & Company related to the acquisition of Buffalo National Bancshares, Inc. and to the references to us under the caption "The Merger--U.S. Federal Income Tax consequences of the merger" and elsewhere in the Proxy Statement--Prospectus.


                                   Very truly yours,

                                   LINDQUIST & VENNUM P.L.L.P.


                                   By: /s/ J. Kevin Costley
                                       -------------------------------
                                       J. Kevin Costley, Partner